SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 26, 2009

Pacific Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State of Other Jurisdiction of Incorporation)

33-55254-38	87-0485313
(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129 Carson City, Nevada	89706
(Address of Principal Executive Offices)	(Zip Code)

250-701-1873

 (Registrant's Telephone Number, Including Area Code)

_____________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 3, 2009, we entered into Contribution Agreement with Marinus Jellima, our founder, executive officer, and member of our board of directors, pursuant to which he discharged and released us of our $25,015 debt in his favor and contributed to our treasury for cancellation the 3,840,000 shares of our common stock that he owned of record or beneficially and we transferred to him substantially all of the assets that we had acquired from him on October 30, 2006.  The assets consisted of the LargeFilesASAP software package, all rights, title and interest in and to the LargeFilesASAP.com domain, and all intellectual property rights related to the LargeFilesASAP products and trademarks.  During the current quarter, we wrote down all remaining value on our balance sheet of those assets, but maintained the nominal value of our equipment unchanged.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01, above.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On December 3, 2009, we sold and issued 3,200,000 shares of our common stock to Harrysen Mittler and an aggregate of 640,000 shares to four otherwise unaffiliated persons, all at par value.  The issuances were made pursuant to Section 4(2) of the Securities Act of 1933, as amended.  We believe that such exemption was available because (i) no advertising or general solicitation was employed in offering the shares, (ii) the offers and sales were made solely to accredited investors known to one or more of our directors, the largest of which investors concurrently became one of our directors and executive officers, and (iii) transfers were restricted in accordance with the requirements of such Act (including by legending of certificates representing the securities).

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Effective December 3, 2009, Harrysen Mittler was issued 3,200,000 shares of our common stock at par value from his own funds and Marinus Jellima contributed to our treasury for cancellation 3,840,000 shares.  As a result of such issuance and cancellation, respectively, Mr. Mittler is the record and beneficial owner of approximately 79% of our issued and outstanding common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 3, 2009, Harrysen Mittler, 57, was appointed as our President and Secretary and as a member of our board of directors.  Mr. Mittler has over 25 years of experience in corporate finance, business administration, and commerce.  He has served as a corporate and management consultant to various enterprises and commenced his career with Deloitte Haskins & Sells (now Deloitte LLP).  Since 1995, Mr. Mittler has also served in a senior executive capacity with several public companies, most recently (between March 2004 and May 2005), as a Director and Chief Financial Officer of Nortia Capital Partners, Inc., a company that provided merchant banking-type services and managerial, accounting, and financial advice to micro-cap publicly traded companies and private companies seeking to become publicly traded.

Also effective December 3, 2009, Marinus Jellema, our founder, Chief Financial Officer, and member of our board of directors, resigned his positions as our President and Secretary.  Concurrently with his resignation, he contributed to our treasury for cancellation the 3,840,000 shares of our common stock that he owned of record or beneficially.

There are no family relationship between Messrs. Mittler and Jellema.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC SOFTWARE, INC

December 18, 2009

By:

/s/ Harrysen Mittler

Harrysen Mittler, President

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